UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Retirement and Reclassification

On November 14, 2023, director James M. Stolze notified the Company’s Board of Directors that he would retire from the Board effective upon the expiration of his current term at the Company’s 2024 Annual Meeting of Stockholders. Mr. Stolze indicated that his retirement from the Board was not due to any disagreement with the Company or any concerns relating to the Company’s operations, policies or practices.

In order to rebalance the three classes of directors, and with the consent of director Janice L. Hess, whose current term would not have expired until 2025, the Board reclassified Ms. Hess into the same class as Mr. Sayler and Mr. Stolze, with terms expiring at the Company’s 2024 Annual Meeting; and in order to avoid a vacancy on the Board resulting from Mr. Stolze’s retirement the Board of Directors approved reducing the size of the Board from eight to seven directors upon the expiration of Mr. Stolze’s term.

Executive Officers – Long-Term Equity Incentive Awards

On November 14, 2023, the Human Resources and Compensation Committee of the Company’s Board of Directors approved the fiscal 2024 awards of time-based Restricted Share Units (RSUs) and Performance Share Units (PSUs) to the Company’s three executive officers and the other participants in the Company’s LTI program, effective November 14, 2023.

Other than the share amounts, the terms of the fiscal 2024 RSUs (and future RSUs except to the extent hereafter amended by the HRCC) are substantially similar to those awarded for fiscal 2023, except that the fiscal 2024 awards will vest over a period of approximately three instead of 3½ years, in three equal portions approximately 12, 24 and 36 months after the grant date; for the fiscal 2024 awards, vesting will occur on the last NYSE trading days in November 2024, 2025 and 2026.

The terms of the fiscal 2024 PSUs (and future PSUs except to the extent hereafter amended by the HRCC) are substantially similar to those awarded for fiscal 2023 other than the specific share amounts and performance goals, except that a provision has been added to expressly provide that the awards are subject to the Company’s Clawback Policy as recently amended to comply with the enhanced clawback-related listing standards adopted in 2023 by the NYSE. The fiscal 2024 PSUs will vest after a three-year performance period beginning October 1, 2023 and ending on September 30, 2026, at which time they will be converted into a currently undeterminable number of shares of Company common stock, which may be less than or greater than the number of PSUs awarded, within certain specified threshold and maximum limits, depending on the degree to which the Company has achieved one or more specified performance goals. If the performance is less than the threshold goal for a particular performance measure, there will be no payout of that portion of the PSUs dependent on that measure.

The performance goals for the fiscal 2024 PSUs are specified Committee-approved targets for EBITDA (60%) and Return on Invested Capital (40%), with the resulting number of shares potentially subject to increase or decrease based on the Company’s Total Shareholder Return (TSR) over the performance period compared to the TSR of the companies in a peer group based on the S&P Small-Cap 600 Industrials Index (rTSR). If the Company’s rTSR is below the 25th percentile or above the 75th percentile, the resulting number of shares will be decreased by 20% or increased by 20%, respectively; if the Company’s rTSR is from the 25th percentile to the 75th percentile, no adjustment will be made.

The target number of shares in each RSU and PSU award equals the Committee-approved target values divided by the 15-day average trading price of the Company’s stock. The actual payout of the RSUs and PSUs will be in shares, whose value at the time of payout may be greater or less than the target values.

For the executive officers, the numbers of RSUs granted and the PSU threshold, target and maximum numbers of shares payable according to the performance criteria, were as follows:

	RSU		PSU
	Target Values	Number	Target Values	PSU Payout Potential (Shares)
Name and Title	as of Grant Date	of RSUs Granted	as of Grant Date	Threshold (50%)	Target (100%)	Maximum (200%)
Bryan H. Sayler Chief Executive Officer & President	$755,000	7,627	$755,000	2,288	7,627	15,254
Christopher L. Tucker Senior Vice President & Chief Financial Officer	$299,250	3,023	$299,250	907	3,023	6,046
David M. Schatz Senior Vice President, General Counsel & Secretary	$152,500	1,538	$152,500	461	1,538	3,076

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Inline Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2023

ESCO TECHNOLOGIES INC.

By:	/s/ David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary